UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest reported) February 13, 2012

                        Commission File Number 000-53774


                          EARTH DRAGON RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                                  N/A
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

       Azaban Green Terrace St.
    3-20-1 Minami Azabu Minato-ku
           Tokyo, Japan                                           106-0047
(Address of principal executive offices)                         (Zip Code)

                               81-(0)3-6859-8532
              (Registrant's telephone number, including area code)
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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 10, 2012, Earth Dragon Resources, Inc., a Nevada corporation (referred to herein as "we", "us", "our" and "our company" and "Earth Dragon"), completed the acquisition of all of the outstanding capital stock of Project X, Inc., a private Nevada corporation (the "Project X"). Pursuant to the terms and conditions of the Share Exchange Agreement, we entered into on January 18, 2012, with all of the shareholders of Project X (the "Agreement"), we issue the shareholders of Project X Eight Million Five Hundred Seventy Thousand (8,570,000) restricted shares of our common stock, in exchange for all of the issued and outstanding shares of Project X. Project X will be held and operated as our Company's wholly-owned subsidiary. The issuance of such shares of our common stock will not involve any public offering, general advertising or solicitation. At the time of the issuance, and prior thereto, the shareholders of Project X had fair access to and was in possession of all available material information about our company. The shares will bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.

Project X was formed on June 1, 2011, for the purpose of entering in to a Joint Venture with Deep Marine Salvage Inc., a Nevis Corporation ("DMS"). The purpose of the Joint Venture is to engage in the business of locating and recovering valuable cargo from ships lost throughout the world's oceans. On July 20, 2011, Project X and DMS entered into a Joint Venture Agreement (the "JV Agreement") to set forth the terms of the parties' agreement to create and operate such Joint Venture (the "JV"). The JV's business strategy is to recover/salvage World War I and World War II commodity cargo shipwrecks that have been identified by the DMS research team that contain valuable bulk high value cargos that can be profitably recovered using proprietary recovery equipment, techniques and procedures developed by Deep Marine Salvage.

Within ninety (90) days from the closing of the Agreement, we will file an amendment to this Form 8-K to include the audited annual financial statements, of Project X and its unaudited interim financial statements, plus pro forma financial statements showing the effects of the acquisition.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

As referenced above, we issued a total of 8,570,000, shares of our common stock in connection with the closing of the Agreement to the shareholders of Project
X. Of those shares, 4,000,000 were issued to J. Michael Johnson, a co-founder, officer and director of Project X and 4,000,000 were issued to the Jason A. Sunstein, Family Trust, the trustee of which is Jason Sunstein who is a co-founder, officer and director of Project X. The remaining 570,000 shares were issued to minority shareholders of Project X.

The issuance of the securities above was made effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

As a result of the issuance of the securities referenced above in Item 3.02 and the change in our Board of Directors described below in Item 5.02, there has been a change in control of Earth Dragon. Mr. Johnson and Mr. Sunstein now each control 44% of the Earth Dragon's issued and outstanding shares of common stock. Mr. Johnson and Mr. Sunstein are also Earth Dragon's only executive officers and directors.

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ITEM  5.02  RESIGNATION  OF A MEMBER  OF THE  BOARD OF  DIRECTORS;  ELECTION  OF
            DIRECTORS

In connection with the closing of the Agreement, Mr. Thomas Herdman resigned as the sole officer and director of Earth Dragon and J. Michael Johnson and Jason Sunstein were elected as officers and directors the Company until the earlier of their removal or resignation. Mr. Johnson was named as our President and Mr. Sunstein was named as our Treasurer and Secretary.

Mr. Johnson has over 20 years of experience in the public and private capital markets. For the past 10 years he has been an independent consultant working for various private and public companies assisting management in obtaining institutional investors and analyst coverage to maximize shareholder value. His primary focus has been identifying funding sources, structuring the financing and negotiating the transaction. He has participated in IPO's, secondary offerings, debt and equity financings, as well as private placements both on the retail and institutional level. His entry into the public markets began with various broker dealers in both retail and institutional sales. His financial career began at Fidelity Investments in 1989 in the institutional trading division. In 2005, Mr. Johnson was the co-founder of Johnson and West, Inc. which started both Maku Furniture and Eco-Shop which specializes in unique design and eco-friendly furniture manufactured in Indonesia and other brands/products from over 50 companies which are part of the sales channel. Currently, Mr. Johnson serves on the Board of Directors. Mr. Johnson, along with Mr. Sunstein, is a co-founder of Project X. He received his Bachelor of Science degree in Economics in 1989 from Fitchburg State University.

Mr. Sunstein is a co-founder of Project X and has worked on Project X's development since September 2011, including its pre-formation activities. From 2005 to 2011, Mr. Sunstein was a co-founder and employed as Vice President of Finance by ubroadcast, Inc. (now known as, Santeon Group, Inc.), a publicly-traded software company. From 2000 through August 2005, Mr. Sunstein was a co-founder and employed as Vice President of Finance by Viper Networks, Inc., a publicly-traded diversified technology development company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2012

EARTH DRAGON RESOURCES


By: /s/ J. Michael Johnson
    ----------------------------------------
Name:  J. Michael Johnson
Title: President

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